SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 29, 2002
(Date of earliest event reported)

SYMMETRICOM, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-02287 (Commission File Number)	95-1906306 (I.R.S. Employer Identification Number)

2300 Orchard Parkway, CA (Address of principal executive offices)	95131-1017 (Zip Code)

(408) 233-0910

(Registrant’s telephone number,
including area code)

Item 2.    Acquisition or Disposition of Assets.

On October 29, 2002, a wholly owned subsidiary of Symmetricom, Inc., a Delaware corporation (“Symmetricom”), merged (the “Merger”) with and into Datum, Inc., a Delaware corporation (“Datum”), pursuant to an Agreement and Plan of Merger, dated as of May 22, 2002 (the “Merger Agreement”), by and among Symmetricom, Datum and Dublin Acquisition Subsidiary, Inc., a Delaware corporation (“Dublin”). As a result of the Merger, Datum became a wholly owned subsidiary of Symmetricom.

Pursuant to the Merger Agreement, each outstanding share of Datum common stock was converted into the right to receive 2.7609 shares of Symmetricom common stock. Symmetricom stockholders continue to hold their existing stock after the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety to the full text of the Merger Agreement, which is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

In accordance with Item 7(a)(4), the financial statements required by Item 7(a) are not included in this report. Symmetricom expects that such financial statements will be filed within the 60—day period provided by Item 7(a)(4).

(b)	Pro forma financial information.

In accordance with Item 7(a)(4), the financial statements required by Item 7(b) are not included in this report. Symmetricom expects that such financial statements will be filed within the 60—day period provided by Item 7(a)(4).

(c)	Exhibits.

2.1
Agreement and Plan of Merger, dated as of May 22, 2002, among Symmetricom, Inc., Dublin Acquisition Subsidiary, Inc. and Datum, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus, dated September 18, 2002, that forms a part of Symmetricom, Inc.’s Registration Statement on Form S-4/A filed on September 13, 2002 (File No. 333-97781)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Symmetricom has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 30, 2002

SYMMETRICOM, INC.

By	/s/ THOMAS W. STEIPP
Thomas W. Steipp President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 22, 2002, among Symmetricom, Inc., Dublin Acquisition Subsidiary, Inc. and Datum, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus, dated September 18, 2002, that forms a part of Symmetricom, Inc.’s Registration Statement on Form S-4/A filed on September 13, 2002 (File No. 333-97781)).